UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 16, 2023

Nogin, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40682	86-1370703
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1775 Flight Way STE 400, Tustin, California	92782
(Address of principal executive offices)	(Zip Code)

(949) 222-0209

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	NOGN	The Nasdaq Stock Market LLC
Warrants to purchase common stock	NOGNW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Arthur Stark to the Board

On June 16, 2023, the Board of Directors (the “Board”) of Nogin, Inc. (the “Company”), upon the recommendation of the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”), appointed Arthur Stark to the Board.

Mr. Stark will serve as a Class I director of the Board for a term ending at the 2023 annual meeting of stockholders of the Company. In approving the appointment, the Board concluded that Mr. Stark satisfies the independence requirements of the Nasdaq Stock Market and the Company’s Corporate Governance Guidelines. Mr. Stark was appointed to serve as a member of the Nominating Committee.

Arthur Stark, 68, has over forty-five years of experience in various executive-level roles across several industries. Mr. Stark currently serves as Chairman of Stark Enterprises, providing advisory services to a broad array of companies. Additionally, Mr. Stark is on the Senior Advisory Board of Jefferies Group, as well as that of Vintage Investment Partners. Mr. Stark previously served as President and Chief Merchandising Officer of Bed, Bath & Beyond from January 2006 through May 2018.

In connection with Mr. Stark’s appointment to the Board, Stark Enterprises LLC, a Delaware limited liability company (“Stark Enterprises”), of which Mr. Stark is Chairman, entered into a Consulting Agreement with the Company pursuant to which Stark Enterprises will receive $118,000 per annum in cash in exchange for providing advice to the Board and Chief Executive Officer regarding the Company’s conduct as a public company, including on financing and other strategic matters.

There are no arrangements or understandings between Mr. Stark and any other person pursuant to which he was selected as a director. There are no family relationships between Mr. Stark and any director or executive officer of the Company, and he does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Appointment of Shahriyar Rahmati to the Board

On June 16, 2023, the Board, upon the recommendation of the Nominating Committee, appointed Shahriyar Rahmati to the Board. Mr. Rahmati will serve as a Class III director of the Board for a term ending at the 2025 annual meeting of stockholders of the Company.

Shahriyar Rahmati, 46, has served as the Company’s Chief Financial Officer and Chief Operating Officer since August 2022. Mr. Rahmati has over twenty years of experience in various executive-level roles across several industries. From September 2020 until August 2022, Mr. Rahmati served as a Principal of RSM US LLP. Previously, he served as Chief Operating Officer of RugsUSA from December 2018 to March 2020 and as Managing Director and Head of Portfolio Operations for Comvest Partners from July 2016 to December 2018. Prior to that, Mr. Rahmati was a Principal at the Gores Group and an Operating Partner at Graham Partners. He holds an MBA from Massachusetts Institute of Technology and a B.A. in Economics from New York University.

There are no arrangements or understandings between Mr. Rahmati and any other person pursuant to which he was selected as a director. There are no family relationships between Mr. Rahmati and any director or executive officer of the Company, and he does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Following the appointment of Messrs. Stark and Rahmati, the size of the Board is now eight directors.

Item 7.01.	Regulation FD Disclosure.

On June 20, 2023, the Company issued a press release related to the appointment of Messrs. Stark and Rahmati to the Board as described in Item 5.02 above (the “Press Release”). A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information set forth in Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statement and Exhibits.

(d)	Exhibits.

Incorporated by Reference
Exhibit Number	Description	Form	Exhibit	Filing Date

99.1	Press Release dated June 20, 2023.

104	Cover Page Interactive Data File, formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Nogin, Inc.

Date: June 20, 2023	By:	/s/ Jonathan S. Huberman
	Name:	Jonathan S. Huberman
	Title:	Chief Executive Officer, President and Chairman of the Board

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